Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-111272 , No. 333-115813, and No. 333-109971) and on Form S-8 (No. 333-115804, No. 333-104299, No. 333-65518 and No. 333-50038) of Aerogen, Inc. of our reports, dated March 31, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 14, 2005